Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sinclair Broadcast Group, Inc. of our report dated March 1, 2018 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Tribune Media Company's Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
March 28, 2018